GILEAD SCIENCES ANNOUNCES THIRD QUARTER 2021 FINANCIAL RESULTS
2 Million Patients Received Veklury (remdesivir) or Licensed Generic Remdesivir in the Third Quarter
Biktarvy Sales Increased 20% Year-Over-Year to Record $2.3 Billion
Foster City, CA, October 28, 2021 - Gilead Sciences, Inc. (Nasdaq: GILD) announced today its results of operations for the third quarter 2021.
“This was a very strong third quarter with continued positive momentum for both our commercial performance and our pipeline progress,” said Daniel O’Day, Chairman and Chief Executive Officer, Gilead Sciences. “Veklury is making a significant impact as the COVID-19 pandemic continues to evolve. The dynamics of the HIV treatment market further improved and this contributed to record Biktarvy revenue. In oncology, our marketed portfolio continues to expand with four new country approvals for Trodelvy for metastatic triple-negative breast cancer, the approval of Tecartus in relapsed or refractory acute lymphoblastic leukemia and two new trial starts for magrolimab in solid tumors.”
Third Quarter 2021 Financial Results
•Total third quarter 2021 revenue of $7.4 billion increased 13% compared to the same period in 2020, due to increased demand for Veklury® (remdesivir 100 mg for injection).
•Diluted Earnings Per Share (“EPS”) increased to $2.05 for the third quarter 2021 compared to $0.29 for the same period in 2020. The increase was primarily driven by lower acquired in-process research and development (“IPR&D”) expenses, higher net sales and lower unrealized losses from our equity securities.
•Non-GAAP diluted EPS increased 26% to $2.65 for the third quarter 2021 compared to $2.11 for the same period in 2020, primarily due to higher operating income, partially offset by lower interest income.
•As of September 30, 2021, Gilead had $6.8 billion of cash, cash equivalents and marketable debt securities compared to $7.9 billion as of December 31, 2020.
•During the third quarter 2021, Gilead generated $3.3 billion in operating cash flow.
•During the third quarter 2021, Gilead made $2.5 billion in debt repayments, paid cash dividends of $900 million and utilized $145 million to repurchase common stock.
Product Sales Performance
Total third quarter 2021 product sales increased 13% to $7.4 billion compared to the same period in 2020. Total product sales excluding Veklury decreased 3% to $5.4 billion for the third quarter 2021 compared to the same period in 2020, primarily reflecting the expected loss of exclusivity of Truvada® (emtricitabine (“FTC”) 200 mg/tenofovir disoproxil fumarate 300 mg (“TDF”)) and Atripla® (efavirenz 600 mg/FTC 200 mg/TDF 300mg) in the United States, partially offset by continued increased demand for Biktarvy® (bictegravir 50 mg/FTC 200 mg/tenofovir alafenamide 25 mg (“TAF”)) and Trodelvy® (sacituzumab govitecan-hziy).
HIV product sales decreased 8% to $4.2 billion for the third quarter 2021 compared to the same period in 2020, reflecting, as expected, the loss of exclusivity of Truvada and Atripla in the United States, as well as lower channel inventory as compared to the same period in 2020, primarily driven by pandemic-related stocking in the prior year, partially offset by higher Biktarvy demand and improved trends in the treatment market.

October 28, 2021	2

•Biktarvy sales increased 20% year-over-year in the third quarter 2021, reflecting higher treatment demand and net price.
•Descovy® (FTC 200 mg/TAF 25 mg) sales decreased 15% year-over-year in the third quarter 2021, primarily driven by lower net price.
•Truvada and Atripla sales decreased 87% and 76% year-over-year, respectively, in the third quarter 2021, as expected, due to the loss of exclusivity in the United States in late 2020.
Hepatitis C virus (“HCV”) product sales decreased 8% to $429 million for the third quarter 2021 compared to the same period in 2020, primarily driven by a favorable settlement in the same period 2020 that did not repeat, fewer patient starts outside the United States, and timing of Department of Corrections purchases on a relative basis.
Hepatitis B virus (“HBV”) and hepatitis delta virus (“HDV”) product sales increased 17% to $247 million for the third quarter 2021 compared to the same period in 2020. Vemlidy® (TAF 25 mg) sales increased 18% in the third quarter 2021 compared to the same period in 2020, driven primarily by uptake in geographies outside the United States. Hepcludex® (bulevirtide) contributed $12 million in the third quarter 2021 as launch activities continued across Europe.
Cell Therapy product sales increased 51% to $222 million for the third quarter 2021 compared to the same period in 2020.
•Yescarta® (axicabtagene ciloleucel) sales increased to $175 million in the third quarter 2021, driven by continued demand in relapsed or refractory large B-cell lymphoma (“LBCL”) and strong uptake in relapsed or refractory indolent follicular lymphoma in the United States and Europe.
•Tecartus® (brexucabtagene autoleucel) sales were $47 million for the third quarter 2021, driven by increased adoption in mantle cell lymphoma in the United States and Europe.
Trodelvy sales for the third quarter 2021 were $101 million, reflecting increased use for the second-line treatment of metastatic triple-negative breast cancer (“TNBC”) and metastatic urothelial cancer in the United States.
Veklury sales were $1.9 billion for the third quarter 2021. Sales of Veklury are generally affected by COVID-19 related rates of infections, hospitalizations and vaccinations.
Third Quarter 2021 Product Gross Margin, Operating Expenses and Tax
•Product gross margin was 83.4% for the third quarter 2021 compared to 82.4% in the same period in 2020, driven by the reversal of a previously recorded $175 million litigation reserve following a favorable court decision, as well as lower royalty expense and change in product mix, partially offset by higher amortization of intangibles acquired from Immunomedics, Inc. and MYR GmbH (“MYR”). Non-GAAP product gross margin was 90.0% for the third quarter 2021 compared to 86.5% in the same period in 2020, driven by the reversal of the aforementioned previously recorded litigation reserve following a favorable court decision, as well as lower royalty expense and change in product mix.
•Research and Development (“R&D”) expenses and non-GAAP R&D expenses for the third quarter 2021 were $1.1 billion compared to $1.2 billion in the same period in 2020. Lower R&D expenses reflect completion or wind-down of remdesivir and inflammation related clinical programs, partially offset by increases in Trodelvy and magrolimab clinical activities.
•Selling, General and Administrative (“SG&A”) expenses and non-GAAP SG&A expenses for the third quarter 2021 were $1.2 billion compared to $1.1 billion in the same period in 2020. The increase in SG&A expenses was driven by increased promotional and marketing activities across all geographies, primarily for Trodelvy.
•The GAAP effective tax rate (“ETR”) and non-GAAP ETR for the third quarter 2021 were 24.8% and 18.9%, respectively, compared to 57.2 % and 18.4%, respectively, for the same period in 2020.

October 28, 2021	3

Key Updates Since Our Last Quarterly Release
Viral Diseases
•Presented positive results at the IDWeek conference from the Phase 3 double-blind, placebo-controlled trial (PINETREE) of Veklury administered intravenously in non-hospitalized COVID-19 patients at high risk for disease progression. Results demonstrated statistically significant reduction in risk for COVID-19 related hospitalization with Veklury compared with placebo.
•Received Priority Review designations from FDA for the lenacapavir New Drug Applications (“NDAs”) for the treatment of HIV-1 infection in heavily treatment-experienced patients with multidrug resistance in combination with other antiretroviral agents. The NDAs have been granted a Prescription Drug User Fee Act action date of February 28, 2022.
•Announced that the Marketing Authorization Application (“MAA”) for lenacapavir, an investigational, long-acting HIV-1 capsid inhibitor, was fully validated by European Medicines Agency (“EMA”). The proposed indication is for the treatment of HIV-1 infection, in combination with other antiretroviral(s), in adults with multidrug resistant HIV-1 infection who are currently on a failing antiretroviral treatment regimen due to resistance, intolerance or safety considerations.
•Announced the initiation of the Phase 2 study evaluating an oral weekly combination of lenacapavir and islatravir in people who are living with HIV who are virologically suppressed on an antiretroviral therapy.
•Began enrollment into the Phase 3 PURPOSE 1 trial in cisgender girls and young women, the second Phase 3 study of lenacapavir for HIV pre-exposure prophylaxis. The first Phase 3 study (PURPOSE 2) was initiated in July and is enrolling cisgender men, transgender men and women, and gender non-binary individuals who have sex with men.
•Received FDA approval for the supplemental NDA of a new low-dose tablet form of Biktarvy (bictegravir 30mg/FTC 120mg/TAF 15mg), expanding the indication to include younger children weighing at least 14 kg to less than 25 kg who are virologically suppressed or new to antiretroviral therapy. Biktarvy (bictegravir 50mg/FTC 200mg/TAF 25mg) is approved for appropriate pediatric patients weighing at least 25 kg.
Oncology
•    Announced the inclusion of Trodelvy into the National Comprehensive Cancer Network Guidelines for Breast Cancer as a preferred regimen for the treatment of adult patients with metastatic TNBC who received at least two prior therapies, with at least one for metastatic disease.
•Received a positive opinion from the Committee for Medicinal Products for Human Use of the EMA for Trodelvy for the treatment of adults with unresectable or metastatic TNBC who have received two or more prior systemic therapies, at least one of them for advanced disease. The final European Commission decision is anticipated later in 2021.
•Received approval from Health Canada for Trodelvy for the treatment of adult patients with unresectable locally advanced or metastatic TNBC who have received two or more prior therapies, at least one of them for metastatic disease. Canada represents the fifth approval for Trodelvy in metastatic TNBC under the Project Orbis Initiative, following approvals in Australia, Great Britain, Switzerland, and the United States.
•Presented sub-analyses data from the Phase 3 ASCENT study evaluating Trodelvy in patients with relapsed or refractory metastatic TNBC at the European Society of Medical Oncology annual meeting. Results showed significant and clinically-meaningful improvements in health-related quality of life, and, in patients whose initial diagnosis was not TNBC but changed to triple-negative, Trodelvy demonstrated similar positive outcomes to the overall metastatic TNBC population.
•Announced the submission of a supplemental Biologics License Application to FDA for Yescarta to expand its current indication to include the treatment of adults with relapsed or refractory LBCL in the second-line setting.

October 28, 2021	4

•Received FDA approval for Tecartus for the treatment of adult patients with relapsed or refractory B-cell precursor acute lymphoblastic leukemia.
•Announced a collaboration and license agreement with Appia Bio, Inc. to research and develop hematopoietic stem cells-derived cell therapies directed toward hematological malignancies.
Corporate
•    Announced that the company’s Board of Directors has declared a quarterly dividend of $0.71 per share of common stock for the fourth quarter of 2021. The dividend is payable on December 30, 2021, to stockholders of record at the close of business on December 15, 2021. Future dividends will be subject to Board approval.
•Announced donation of 100,000 vials of Veklury to Indonesia and 3,000 vials to Armenia to help patients hospitalized with COVID-19.
Guidance and Outlook
Gilead has updated its full-year guidance, and now expects:
•Total product sales between $26.0 billion and $26.3 billion, compared to $24.4 billion and $25.0 billion previously, reflecting year-to-date results and our updated expectations for the fourth quarter 2021.
•Total product sales, excluding Veklury, of approximately $21.5 billion, compared to $21.7 billion and $21.9 billion previously, primarily reflecting the longer than expected pandemic impact on our business.
•Total Veklury sales between $4.5 billion and $4.8 billion, compared to $2.7 billion and $3.1 billion previously, primarily reflecting the surge in COVID-19 hospitalizations in the third quarter 2021, and our expectations for a significant step-down in hospitalization rates in the fourth quarter 2021.
•GAAP earnings per share between $5.50 and $5.70, compared to $4.70 and $5.05 previously.
•Non-GAAP earnings per share between $7.90 and $8.10, compared to $6.90 and $7.25 previously.
A reconciliation between GAAP and non-GAAP financial information for the 2021 guidance is provided in the accompanying tables. Also see the Forward-Looking Statements described below. The financial guidance is subject to a number of risks and uncertainties, including uncertainty around the duration and magnitude of the COVID-19 pandemic. While the pandemic can be expected to continue to impact Gilead’s business and broader market dynamics, the rate and degree of these impacts as well as the corresponding recovery from the pandemic may vary across Gilead’s business.

October 28, 2021	5

Non-GAAP Financial Information
The information presented in this document has been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), unless otherwise noted as non-GAAP. Management believes non-GAAP information is useful for investors, when considered in conjunction with Gilead’s GAAP financial information, because management uses such information internally for its operating, budgeting and financial planning purposes. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of Gilead’s operating results as reported under GAAP. Non-GAAP financial information generally excludes acquisition-related expenses including amortization of acquired intangible assets and inventory step-up charges, acquired IPR&D expenses, and other items that are considered unusual or not representative of underlying trends of Gilead’s business, fair value adjustments of equity securities and discrete and related tax charges or benefits associated with changes in tax related laws and guidelines. Acquired IPR&D expenses reflect IPR&D impairments as well as the initial costs of externally developed IPR&D projects, acquired directly in a transaction other than a business combination, that do not have an alternative future use, including upfront and other payments related to various collaborations and the initial costs of rights to IPR&D projects. Although Gilead consistently excludes the amortization of acquired intangible assets from the non-GAAP financial information, management believes that it is important for investors to understand that such intangible assets were recorded as part of acquisitions and contribute to ongoing revenue generation. Non-GAAP measures may be defined and calculated differently by other companies in the same industry. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are provided in the accompanying tables.
Conference Call
At 1:30 p.m. Pacific Time today, Gilead will host a conference call to discuss Gilead’s results. A live webcast will be available on http://investors.gilead.com and will be archived on www.gilead.com for one year.
About Gilead Sciences
Gilead Sciences, Inc. is a biopharmaceutical company that has pursued and achieved breakthroughs in medicine for more than three decades, with the goal of creating a healthier world for all people. The company is committed to advancing innovative medicines to prevent and treat life-threatening diseases, including HIV, viral hepatitis and cancer. Gilead operates in more than 35 countries worldwide, with headquarters in Foster City, California.
Forward-Looking Statements
Statements included in this press release that are not historical in nature are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Gilead cautions readers that forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include those relating to: the impact of the COVID-19 pandemic on Gilead’s business, financial condition and results of operations; the development, manufacturing and distribution of Veklury as a treatment for COVID-19, including the uncertainty of the amount and timing of future Veklury sales, Gilead’s ability to recoup the expenses incurred to date and future expenses related to the development and production of Veklury, and Gilead’s ability to effectively manage the global supply and distribution of Veklury; Gilead’s ability to achieve its anticipated full year 2021 financial results, including as a result of potential adverse revenue impacts from COVID-19, increases in R&D expenses and potential revenues from Veklury; Gilead’s ability to make progress on any of its long-term ambitions or strategic priorities laid out in its corporate strategy; Gilead’s ability to accelerate or sustain revenues for its antiviral and other programs; Gilead’s ability to realize the potential benefits of acquisitions, collaborations or licensing arrangements, including those involving Appia Bio, Inc.; Gilead’s ability to initiate, progress or complete clinical trials within currently anticipated timeframes or at all, and the possibility of unfavorable results from ongoing and additional clinical trials, including those involving Trodelvy and Veklury; the risk that safety and efficacy data from clinical studies may not warrant further development of Gilead’s product candidates or the product candidates of Gilead’s strategic partners; Gilead’s ability to submit new drug applications for new product candidates in the currently anticipated timelines; Gilead’s ability to receive regulatory approvals in a timely

October 28, 2021	6

manner or at all, including FDA approval of lenacapavir for treatment of HIV-1 infection in heavily treatment-experienced people with multi-drug resistant infection, EMA approval of lenacapavir for treatment of HIV-1 infection, in combination with other antiretroviral(s), in adults with multidrug resistant HIV-1 infection who are currently on a failing antiretroviral treatment regimen due to resistance, intolerance or safety considerations, EMA approval of Trodelvy for the treatment of adults with unresectable or metastatic TNBC who have received two or more prior systemic therapies, at least one of them for advanced disease, and FDA approval of Yescarta for treatment of adults with relapsed or refractory LBCL in the second-line setting, and the risk that any such approvals may be subject to significant limitations on use; Gilead’s ability to successfully commercialize its products; the risk of potential disruptions to the manufacturing and supply chain of Gilead’s products; pricing and reimbursement pressures from government agencies and other third parties, including required rebates and other discounts; a larger than anticipated shift in payer mix to more highly discounted payer segments; market share and price erosion caused by the introduction of generic versions of Gilead products; the risk that physicians and patients may not see advantages of these products over other therapies and may therefore be reluctant to prescribe the products; and other risks identified from time to time in Gilead’s reports filed with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. In addition, Gilead makes estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosures. Gilead bases its estimates on historical experience and on various other market specific and other relevant assumptions that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. There may be other factors of which Gilead is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ significantly from these estimates. Further, results for the quarter ended September 30, 2021 are not necessarily indicative of operating results for any future periods. Gilead directs readers to its press releases, annual reports on Form 10-K, quarterly reports on Form 10-Q and other subsequent disclosure documents filed with the SEC. Gilead claims the protection of the Safe Harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements.
The reader is cautioned that forward-looking statements are not guarantees of future performance and is cautioned not to place undue reliance on these forward-looking statements. All forward-looking statements are based on information currently available to Gilead and Gilead assumes no obligation to update or supplement any such forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statements.
# # #
Gilead owns or has rights to various trademarks, copyrights and trade names used in its business, including the following: GILEAD®, GILEAD SCIENCES®, AMBISOME®, ATRIPLA®, BIKTARVY®, CAYSTON®, COMPLERA®, DESCOVY®, DESCOVY FOR PREP®, EMTRIVA®, EPCLUSA®, EVIPLERA®, GENVOYA®, HARVONI®, HEPCLUDEX® (BULEVIRTIDE), HEPSERA®, JYSELECA®, LETAIRIS®, ODEFSEY®, RANEXA®, SOVALDI®, STRIBILD®, TECARTUS®, TRODELVY®, TRUVADA®, TRUVADA FOR PREP®, TYBOST®, VEKLURY®, VEMLIDY®, VIREAD®, VOSEVI®, YESCARTA® and ZYDELIG®. This report may also refer to trademarks, service marks and trade names of other companies.
For more information on Gilead Sciences, Inc., please visit www.gilead.com or call the Gilead Public Affairs Department at 1-800-GILEAD-5 (1-800-445-3235).

CONTACTS:	Investors:	Jacquie Ross, CFA	(650) 358-1054
	Media:	Chris Ridley	(908) 883-0478

October 28, 2021	7

GILEAD SCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions, except per share amounts)	2021	2020	2021	2020
Revenues:
Product sales	$7,356	$6,493	$19,848	$17,027
Royalty, contract and other revenues	65	84	213	241
Total revenues	7,421	6,577	20,061	17,268
Costs and expenses:
Cost of goods sold	1,223	1,141	3,974	3,174
Research and development expenses	1,147	1,158	3,336	3,461
Acquired in-process research and development expenses	19	1,171	177	5,792
Selling, general and administrative expenses	1,190	1,106	3,596	3,421
Total costs and expenses	3,579	4,576	11,083	15,848
Income from operations	3,842	2,001	8,978	1,420
Interest expense	(250)	(236)	(763)	(717)
Other income (expense), net	(154)	(940)	(696)	(848)
Income (loss) before income taxes	3,438	825	7,519	(145)
Income tax expense	(852)	(472)	(1,694)	(1,310)
Net income (loss)	2,586	353	5,825	(1,455)
Net loss attributable to noncontrolling interest	6	7	18	27
Net income (loss) attributable to Gilead	$2,592	$360	$5,843	$(1,428)
Net income (loss) per share attributable to Gilead common stockholders - basic	$2.06	$0.29	$4.65	$(1.14)
Shares used in per share calculation - basic	1,256	1,255	1,256	1,257
Net income (loss) per share attributable to Gilead common stockholders - diluted	$2.05	$0.29	$4.63	$(1.14)
Shares used in per share calculation - diluted	1,262	1,261	1,262	1,257
Cash dividends declared per share	$0.71	$0.68	$2.13	$2.04

October 28, 2021	8

GILEAD SCIENCES, INC.
TOTAL REVENUE SUMMARY
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
(In millions, except percentages)	2021	2020	Change	2021	2020	Change
Product sales:
HIV	$4,189	$4,547	(8)%	$11,777	$12,681	(7)%
HCV	429	464	(8)%	1,488	1,641	(9)%
HBV/HDV(1)	247	211	17%	704	616	14%
Cell Therapy	222	147	51%	632	444	42%
Trodelvy	101	—	NM	262	—	NM
Other	245	251	(2)%	777	772	1%
Total product sales excluding Veklury	5,433	5,620	(3)%	15,640	16,154	(3)%
Veklury	1,923	873	NM	4,208	873	NM
Total product sales	7,356	6,493	13%	19,848	17,027	17%
Royalty, contract and other revenues	65	84	(23)%	213	241	(12)%
Total revenues	$7,421	$6,577	13%	$20,061	$17,268	16%
_______________________________
NM - Not Meaningful
(1) The nine months ended September 30, 2021 includes $25 million of Hepcludex sales recorded subsequent to Gilead’s acquisition of MYR.

October 28, 2021	9

GILEAD SCIENCES, INC.
NON-GAAP FINANCIAL INFORMATION(1)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
(In millions, except percentages)	2021	2020	Change	2021	2020	Change
Non-GAAP:
Cost of goods sold	$736	$875	(16)%	$2,427	$2,376	2%
Research and development expenses	$1,109	$1,155	(4)%	$3,242	$3,345	(3)%
Acquired in-process research and development expenses	$19	$—	NM	$19	$—	NM
Selling, general and administrative expenses	$1,178	$1,095	8%	$3,332	$3,335	—%
Other income (expense), net	$(12)	$29	NM	$(29)	$203	NM
Diluted EPS	$2.65	$2.11	26%	$6.60	$4.90	35%

Product gross margin	90.0%	86.5%	350 bps	87.8%	86.0%	180 bps
Research and development expenses as a % of revenues	14.9%	17.6%	-270 bps	16.2%	19.4%	-320 bps
Selling, general and administrative expenses as a % of revenues	15.9%	16.6%	-70 bps	16.6%	19.3%	-270 bps
Operating expenses as a % of revenues	31.1%	34.2%	-310 bps	32.9%	38.7%	-580 bps
Operating margin	59.0%	52.5%	650 bps	55.0%	47.6%	740 bps
Effective tax rate	18.9%	18.4%	50 bps	19.0%	19.9%	-90 bps
________________________________
NM - Not Meaningful
(1) A reconciliation between GAAP and non-GAAP financial information is provided in the tables on pages 10 - 11.

October 28, 2021	10

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions, except percentages and per share amounts)	2021	2020	2021	2020
Cost of goods sold reconciliation:
GAAP cost of goods sold	$1,223	$1,141	$3,974	$3,174
Acquisition-related – amortization of acquired intangibles and inventory step-up charges	(487)	(266)	(1,547)	(798)
Non-GAAP cost of goods sold	$736	$875	$2,427	$2,376

Product gross margin reconciliation:
GAAP product gross margin	83.4%	82.4%	80.0%	81.4%
Acquisition-related – amortization of acquired intangibles and inventory step-up charges	6.6%	4.1%	7.8%	4.7%
Non-GAAP product gross margin(1)	90.0%	86.5%	87.8%	86.0%

Research and development expenses reconciliation:
GAAP research and development expenses	$1,147	$1,158	$3,336	$3,461
Acquisition-related – amortization of inventory step-up charges	(67)	—	(67)	—
Acquisition-related and other costs(2)	29	(3)	(27)	(116)
Non-GAAP research and development expenses	$1,109	$1,155	$3,242	$3,345

Acquired IPR&D expenses reconciliation:
GAAP acquired IPR&D expenses	$19	$1,171	$177	$5,792
Acquired IPR&D expenses	—	(1,171)	(158)	(5,792)
Non-GAAP acquired IPR&D expenses	$19	$—	$19	$—

Selling, general and administrative expenses reconciliation:
GAAP selling, general and administrative expenses	$1,190	$1,106	$3,596	$3,421
Acquisition-related and other costs(2)(3)	(12)	(11)	(264)	(86)
Non-GAAP selling, general and administrative expenses	$1,178	$1,095	$3,332	$3,335

Operating income reconciliation:
GAAP operating income	$3,842	$2,001	$8,978	$1,420
Acquired IPR&D expenses	—	1,171	158	5,792
Acquisition-related – amortization of acquired intangibles and inventory step-up charges	554	266	1,614	798
Acquisition-related and other costs(2)(3)	(17)	14	291	202
Non-GAAP operating income	$4,379	$3,452	$11,041	$8,212

Operating margin reconciliation:
GAAP operating margin	51.8%	30.4%	44.8%	8.2%
Acquired IPR&D expenses	—%	17.8%	0.8%	33.5%
Acquisition-related – amortization of acquired intangibles and inventory step-up charges	7.5%	4.0%	8.0%	4.6%
Acquisition-related and other costs(2)(3)	(0.2)%	0.2%	1.4%	1.2%
Non-GAAP operating margin(1)	59.0%	52.5%	55.0%	47.6%

Other income (expense), net reconciliation:
GAAP other income (expense), net	$(154)	$(940)	$(696)	$(848)
Loss from equity securities, net	142	969	667	1,051
Non-GAAP other income (expense), net	$(12)	$29	$(29)	$203

October 28, 2021	11

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION - (Continued)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions, except percentages and per share amounts)	2021	2020	2021	2020
Effective tax rate reconciliation:
GAAP effective tax rate	24.8%	57.2%	22.5%	(903.4)%
Income tax effect of above non-GAAP adjustments and discrete and related tax adjustments(4)	(5.9)%	(38.8)%	(3.5)%	923.3%
Non-GAAP effective tax rate(1)	18.9%	18.4%	19.0%	19.9%

Net income attributable to Gilead reconciliation (after tax):
GAAP net income (loss) attributable to Gilead	$2,592	$360	$5,843	$(1,428)
Acquired IPR&D expenses	—	1,033	125	5,622
Acquisition-related – amortization of acquired intangibles and inventory step-up charges	446	225	1,301	673
Acquisition-related and other costs(2)(3)	(14)	11	189	157
Loss from equity securities, net	154	983	687	1,090
Discrete and related tax charges(4)	165	45	179	82
Non-GAAP net income attributable to Gilead	$3,343	$2,657	$8,324	$6,196

Diluted EPS reconciliation:
GAAP diluted earnings (loss) per share	$2.05	$0.29	$4.63	$(1.14)
Acquired IPR&D expenses	—	0.82	0.10	4.45
Acquisition-related – amortization of acquired intangibles and inventory step-up charges	0.35	0.18	1.03	0.53
Acquisition-related and other costs(2)(3)	—	0.01	0.16	0.13
Loss from equity securities, net	0.12	0.78	0.54	0.86
Discrete and related tax charges(4)	0.13	0.04	0.14	0.06
Non-GAAP diluted EPS(1)	$2.65	$2.11	$6.60	$4.90

Non-GAAP adjustment summary:
Cost of goods sold adjustments	$487	$266	$1,547	$798
Research and development expenses adjustments	38	3	94	116
Acquired IPR&D expenses adjustments	—	1,171	158	5,792
Selling, general and administrative expenses adjustments	12	11	264	86
Total non-GAAP adjustments before other income (expense), net, and income taxes	537	1,451	2,063	6,792
Other income (expense), net, adjustments	142	969	667	1,051
Total non-GAAP adjustments before income taxes	679	2,420	2,730	7,843
Income tax effect of non-GAAP adjustments above	(93)	(168)	(428)	(301)
Discrete and related tax charges(4)	165	45	179	82
Total non-GAAP adjustments after tax	$751	$2,297	$2,481	$7,624
______________________________
(1) Amounts may not sum due to rounding.
(2) Primarily includes employee-related expenses, contingent consideration fair value adjustments and other expenses associated with Gilead’s acquisitions of Immunomedics, Inc., Forty Seven, Inc. and MYR.
(3) Includes a donation of equity securities to the Gilead Foundation, a California nonprofit organization, during the second quarter of 2021.
(4) Represents discrete and related deferred tax charges or benefits primarily associated with acquired intangible assets and transfers of intangible assets from a foreign subsidiary to Ireland and the United States.

October 28, 2021	12

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP 2021 FULL YEAR GUIDANCE(1)
(unaudited)

(in millions, except percentages and per share amounts)	Provided February 4, 2021	Updated April 29, 2021	Updated July 29, 2021	Updated October 28, 2021
Projected product sales GAAP to non-GAAP reconciliation:
GAAP projected product sales	$23,700 - $25,100	Unchanged	$24,400 - $25,000	$26,000 - $26,300
Less: Veklury sales	2,000 - 3,000		2,700 - 3,100	4,500 - 4,800
Non-GAAP projected product sales excluding Veklury sales	$21,700 - $22,100		$21,700 - $21,900	~ $21,500

Projected product gross margin GAAP to non-GAAP reconciliation:
GAAP projected product gross margin	78% - 79%	Unchanged	77% - 78%	~ 79%
Acquisition-related expenses	9%		9%	8%
Non-GAAP projected product gross margin	87% - 88%		86% - 87%	~ 87%

Projected operating income GAAP to non-GAAP reconciliation:
GAAP projected operating income	$9,300 - $10,700	$9,000 - $10,400	$9,200 - $9,900	$10,900 - $11,200
Acquisition-related, acquired IPR&D and other expenses	2,200	2,500	2,700	2,700
Non-GAAP projected operating income	$11,500 - $12,900	$11,500 - $12,900	$11,900 - $12,600	$13,600 - $13,900

Projected effective tax rate GAAP to non-GAAP reconciliation:
GAAP projected effective tax rate	~ 23%	Unchanged	Unchanged	~ 25%
Less: Income tax effect of non-GAAP adjustments and discrete and related tax adjustments	2%			4%
Non-GAAP projected effective tax rate	~ 21%			~ 21%

Projected diluted EPS GAAP to non-GAAP reconciliation:
GAAP projected diluted EPS	$5.25 - $5.95	$4.75 - $5.45	$4.70 - $5.05	$5.50 - $5.70
Acquisition-related, acquired IPR&D and other expenses, historical fair value adjustments of equity securities, related tax effects as well as discrete and related tax adjustments	1.50	2.00	2.20	2.40
Non-GAAP projected diluted EPS	$6.75 - $7.45	$6.75 - $7.45	$6.90 - $7.25	$7.90 - $8.10

________________________________
(1) The 2021 guidance non-GAAP financial information excludes the impact of any potential future acquisition-related, acquired IPR&D and other expenses, fair value adjustments of equity securities and discrete tax and related charges or benefits associated with changes in tax related laws and guidelines as Gilead is unable to project such amounts.

October 28, 2021	13

GILEAD SCIENCES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

	September 30,	December 31,
(in millions)	2021	2020
Assets
Cash, cash equivalents and marketable securities	$6,837	$7,910
Accounts receivable, net	4,566	4,892
Inventories	2,797	3,014
Property, plant and equipment, net	5,037	4,967
Intangible assets, net	33,900	33,126
Goodwill	8,332	8,108
Other assets	5,629	6,390
Total assets	$67,098	$68,407
Liabilities and Stockholders’ Equity
Current liabilities	$10,245	$11,397
Long-term liabilities	35,382	38,789
Stockholders’ equity(1)	21,471	18,221
Total liabilities and stockholders’ equity	$67,098	$68,407
________________________________
(1) As of September 30, 2021 and December 31, 2020, there were 1,255 and 1,254 shares of common stock issued and outstanding, respectively.

October 28, 2021	14

GILEAD SCIENCES, INC.
SELECTED CASH FLOW INFORMATION
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions)	2021	2020	2021	2020
Net cash provided by operating activities	$3,253	$2,250	$8,179	$6,252
Net cash used in investing activities	(234)	(271)	(2,853)	(5,638)
Net cash provided by (used in) financing activities	(3,527)	4,124	(6,935)	639
Effect of exchange rate changes on cash and cash equivalents	(23)	37	(26)	2
Net change in cash and cash equivalents	(531)	6,140	(1,635)	1,255
Cash and cash equivalents at beginning of period	4,893	6,746	5,997	11,631
Cash and cash equivalents at end of period	$4,362	$12,886	$4,362	$12,886

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions)	2021	2020	2021	2020
Net cash provided by operating activities	$3,253	$2,250	$8,179	$6,252
Capital expenditures	(139)	(155)	(423)	(469)
Free cash flow	$3,114	$2,095	$7,756	$5,783

October 28, 2021	15

GILEAD SCIENCES, INC.
PRODUCT SALES SUMMARY
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions)	2021	2020	2021	2020

HIV Products
Descovy (FTC/TAF) Based Products
Biktarvy – U.S.	$1,875	$1,584	$4,926	$4,346
Biktarvy – Europe	254	194	707	528
Biktarvy – Other International	147	113	461	314
	2,276	1,891	6,094	5,188

Descovy – U.S.	355	424	994	1,124
Descovy – Europe	42	49	128	156
Descovy – Other International	36	35	105	103
	433	508	1,227	1,383

Genvoya – U.S.	576	669	1,633	1,927
Genvoya – Europe	100	116	306	376
Genvoya – Other International	68	61	184	183
	744	846	2,123	2,486

Odefsey – U.S.	275	309	773	851
Odefsey – Europe	112	116	336	341
Odefsey – Other International	12	12	39	36
	399	437	1,148	1,228

Revenue share – Symtuza(1) – U.S.	86	82	261	244
Revenue share – Symtuza(1) – Europe	41	34	125	112
Revenue share – Symtuza(1) – Other International	3	2	8	6
	130	118	394	362

Total Descovy (FTC/TAF) Based Products – U.S.	3,167	3,068	8,587	8,492
Total Descovy (FTC/TAF) Based Products – Europe	549	509	1,602	1,513
Total Descovy (FTC/TAF) Based Products – Other International	266	223	797	642
	3,982	3,800	10,986	10,647

Truvada (FTC/TDF) Based Products
Atripla – U.S.	21	99	96	275
Atripla – Europe	2	5	10	17
Atripla – Other International	4	9	12	19
	27	113	118	311

Complera / Eviplera – U.S.	28	26	73	77
Complera / Eviplera – Europe	31	35	104	124
Complera / Eviplera – Other International	5	9	12	17
	64	70	189	218

Stribild – U.S.	28	27	94	100
Stribild – Europe	11	13	33	42
Stribild – Other International	3	2	12	12
	42	42	139	154

Truvada – U.S.	55	492	268	1,245
Truvada – Europe	5	6	18	20
Truvada – Other International	7	11	24	37
	67	509	310	1,302

Total Truvada (FTC/TDF) Based Products – U.S.	132	644	531	1,697
Total Truvada (FTC/TDF) Based Products – Europe	49	59	165	203
Total Truvada (FTC/TDF) Based Products – Other International	19	31	60	85
	200	734	756	1,985

October 28, 2021	16

GILEAD SCIENCES, INC.
PRODUCT SALES SUMMARY - (Continued)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions)	2021	2020	2021	2020

Other HIV(2) – U.S.	3	10	14	24
Other HIV(2) – Europe	4	1	9	4
Other HIV(2) – Other International	—	2	12	21
	7	13	35	49

Total HIV – U.S.	3,302	3,722	9,132	10,213
Total HIV – Europe	602	569	1,776	1,720
Total HIV – Other International	285	256	869	748
	4,189	4,547	11,777	12,681

HCV Products
Ledipasvir / Sofosbuvir(3) – U.S.	14	36	63	113
Ledipasvir / Sofosbuvir(3) – Europe	5	11	24	26
Ledipasvir / Sofosbuvir(3) – Other International	26	37	76	124
	45	84	163	263

Sofosbuvir / Velpatasvir(4) – U.S.	173	170	649	646
Sofosbuvir / Velpatasvir(4) – Europe	77	74	234	253
Sofosbuvir / Velpatasvir(4) – Other International	82	86	272	330
	332	330	1,155	1,229

Other HCV(5) – U.S.	37	35	97	100
Other HCV(5) – Europe	12	13	64	37
Other HCV(5) – Other International	3	2	9	12
	52	50	170	149

Total HCV – U.S.	224	241	809	859
Total HCV – Europe	94	98	322	316
Total HCV – Other International	111	125	357	466
	429	464	1,488	1,641

HBV/HDV Products
Vemlidy – U.S.	103	99	266	248
Vemlidy – Europe	9	8	25	22
Vemlidy – Other International	96	70	298	194
	208	177	589	464

Viread – U.S.	1	3	8	10
Viread – Europe	7	8	22	27
Viread – Other International	18	21	55	100
	26	32	85	137

Other HBV/HDV(6) – U.S.	—	—	1	9
Other HBV/HDV(6) – Europe	13	2	29	6
	13	2	30	15

Total HBV/HDV – U.S.	104	102	275	267
Total HBV/HDV – Europe	29	18	76	55
Total HBV/HDV – Other International	114	91	353	294
	247	211	704	616

Veklury
Veklury – U.S.	1,527	785	2,763	785
Veklury – Europe	109	60	761	60
Veklury – Other International	287	28	684	28
	1,923	873	4,208	873

October 28, 2021	17

GILEAD SCIENCES, INC.
PRODUCT SALES SUMMARY - (Continued)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions)	2021	2020	2021	2020

Cell Therapy Products
Tecartus – U.S.	35	5	94	5
Tecartus – Europe	12	4	25	5
	47	9	119	10

Yescarta – U.S.	100	85	300	283
Yescarta – Europe	66	51	188	144
Yescarta – Other International	9	2	25	7
	175	138	513	434

Total Cell Therapy – U.S.	135	90	394	288
Total Cell Therapy – Europe	78	55	213	149
Total Cell Therapy – Other International	9	2	25	7
	222	147	632	444

Trodelvy
Trodelvy – U.S.	100	—	261	—
Trodelvy– Europe	1	—	1	—
	101	—	262	—

Other Products
AmBisome – U.S.	7	18	32	46
AmBisome – Europe	67	58	202	166
AmBisome – Other International	69	35	186	113
	143	111	420	325

Letairis – U.S.	46	78	157	241

Ranexa – U.S.	—	—	5	9

Zydelig – U.S.	6	8	22	24
Zydelig – Europe	7	9	27	30
Zydelig – Other International	—	—	1	1
	13	17	50	55

Other(7) – U.S.	28	32	82	103
Other(7) – Europe	10	10	41	32
Other(7) – Other International	5	3	22	7
	43	45	145	142

Total Other – U.S.	87	136	298	423
Total Other – Europe	84	77	270	228
Total Other – Other International	74	38	209	121
	245	251	777	772

Total product sales – U.S.	5,479	5,076	13,932	12,835
Total product sales – Europe	997	877	3,419	2,528
Total product sales – Other International	880	540	2,497	1,664
	$7,356	$6,493	$19,848	$17,027
_______________________________
(1) Represents Gilead’s revenue from cobicistat (“C”), emtricitabine (“FTC”) and tenofovir alafenamide (“TAF”) in Symtuza (darunavir/C/FTC/TAF), a fixed dose combination product commercialized by Janssen Sciences Ireland Unlimited Company.
(2) Includes Emtriva and Tybost.
(3) Amounts consist of sales of Harvoni and the authorized generic version of Harvoni sold by Gilead’s separate subsidiary, Asegua Therapeutics LLC.
(4) Amounts consist of sales of Epclusa and the authorized generic version of Epclusa sold by Gilead’s separate subsidiary, Asegua Therapeutics LLC.
(5) Includes Vosevi and Sovaldi.
(6) Includes Hepcludex and Hepsera. The nine months ended September 30, 2021 includes $25 million of Hepcludex sales recorded subsequent to Gilead’s acquisition of MYR.
(7) Includes Cayston and Jyseleca.